EXHIBIT 99.1

Remark Holdings Announces Preliminary Third Quarter 2020 Revenue

Revenue Projected to more than Triple in the Third Quarter of 2020 versus Third Quarter of 2019
Revenue Expected to Double in Q4

LAS VEGAS, NV - November 16, 2020 - Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (“AI”) solutions and digital media properties, today announced a preliminary revenue range for its fiscal third quarter ended September 30, 2020.

Management Commentary

“The third quarter of 2020 was highlighted by an estimated sequential quarter over quarter doubling of revenue from China as the country emerged from post-COVID-19 lock-downs. We were able to restart certain projects, including the conversion of bank and mobile retail outlets to smart stores, and smart school safety installations at primary schools in several Provinces of China. We anticipate another doubling of revenue from China in our fourth quarter,” noted Kai-Shing Tao, Chairman and Chief Executive Officer of Remark Holdings. “In the United States, we focused on growing our distribution and channel partnerships for our AI platform, and we expect to close additional deals in the fourth quarter.”

Third Quarter 2020 Business Highlights

•Smart kiosks were delivered to approximately 200 China Mobile stores in the Hebei Province of China and software installations continued with the goal of having the software queue management system available in 5,000 stores by year’s end. Additional development was done on a smart customer analysis program that will be delivered in 2021. We remain on track to fulfill the initial $50 million China Mobile contract by the end of 2021, and are pursuing additional opportunities with China Mobile’s 220,000 affiliated retail outlets.

•Smart retail bank branch solutions were delivered to 80 Bank of China branches in Guangdong Province. Additionally, the Agriculture Bank of China and the Construction Bank of China began implementing Remark AI systems, which reflects the initial capture of the $2 billion annual upgrade budget market opportunity as 20,000 branches are scheduled to be upgraded each year.

•Remark AI was chosen by China Mobile to partner on implementing smart community solutions in the Sichuan Province. The initial phase of this project began in the fourth quarter and we expect to recognize revenue commensurately. There are over 10,000 residential complexes in Sichuan and over 160,000 throughout China, a $70 billion addressable market.

•Smart school solutions were delivered to approximately 120 new locations during the third quarter. Software upgrades were implemented to improve computer vision, time attendance system, epidemic prevention system and smart energy saving systems. Discussions are underway to expand our sales channel to additional regions in order to compete for the 160,000 schools in major cities.

•Remark AI’s Thermal Kits were chosen by The Meadows School in Las Vegas, a leading private pre K-12 school in Las Vegas, to help safely welcome back students and the educational staff on campus for the 2020-2021 academic school year. The installations are the first in a United States school system for Remark AI.

•Remark AI won three out of five championships in the Visual Object Tracking category at the 16th European Conference on Computer Vision.

Third Quarter 2020 Preliminary Revenue Range

The company’s financial statements for the three and nine months ended September 30, 2020 are not yet complete and therefore only the following preliminary revenue estimates are being presented. Given the timing of these estimates, the company has not completed its customary financial closings and review procedures, and as a result its estimates are subject to change.

•Revenue for the third quarter of 2020 is expected to be in a range of $2.5 million to $2.7 million, up from $0.7 million during the third quarter of 2019.
◦Revenue in China is preliminarily estimated to more than triple to between $2.0 million and $2.2 million as personnel in China were able to continue previously-stalled projects as the country emerged from COVID-19 quarantines which allowed for installations, testing and customization work on several projects.
◦Revenue from the US-based biosafety business is preliminarily projected to be in a range of $0.3 million to $0.5 million as thermal imaging products were delivered to casinos, a school, hotels, medical centers, office buildings, and customers in industries throughout the United States.

The estimated preliminary financial information set forth above has been prepared by, and is the responsibility of, the company's management. The preliminary estimates are subject to revision as the company finalizes the preparation of its financial statements and disclosures for the three and nine months ended September 30, 2020, and such revisions may be significant. As a result, and in connection with the company's quarterly closing and review process for the third quarter of 2020, the company may identify items that would require adjustments to the preliminary estimates as set forth above. Accordingly, the final results and other disclosures as of September 30, 2020 and for the three months ended September 30, 2020 may differ materially from the preliminary estimated financial data. The preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States. The company expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 no later than November 23, 2020. The company's auditors have not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary estimated financial data set forth above and, therefore, they do not express an opinion or any other form of assurance with respect thereto.

“Our business has gone through a major transformation. We spent the past five years building a robust AI platform that has been recognized as having superior commercial solutions in the areas of computer vision. We spent the past three years working to commercialize the technology with world-class companies such as China Mobile. Now, going into the fourth quarter of 2020 and the first quarter of 2021, we are poised to report significant revenue growth from China while simultaneously addressing large total addressable market opportunities, and signing up new channel partners. Finally, we are confident that we will have the opportunity to monetize our stake in Sharecare which will provide us with ample capital to execute all of our growth opportunities, potentially repurchase shares and maintain a rock-solid balance sheet,” concluded Mr. Tao.

Conference Call Information

Management will hold a conference call this afternoon at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss the preliminary financial results and provide an update on recent business developments. A question and answer session will follow management’s presentation.

The live conference may be accessed via telephone or online webcast.

Date: Monday, November 16, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free Number: 888.394.8218
International Number: 323.701.0225 Conference ID: 5959322

Online Webcast: http://public.viavid.com/index.php?id=142405.

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 21, 2020.
Toll-Free Replay Number: 844.512.2921
International Replay Number: 412.317.6671
Replay ID: 5959322

About Remark Holdings, Inc.

Remark Holdings, Inc. (NASDAQ: MARK) delivers an integrated suite of AI solutions that enable businesses and organizations to solve problems, reduce risk and deliver positive outcomes. The company’s easy-to-install AI products are being rolled out in a wide range of applications within the retail, public safety and workplace arenas. The company also owns and operates an e-commerce digital media property focused on a luxury beach lifestyle. The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company's website at www.remarkholdings.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contacts

E. Brian Harvey
Senior Vice President of Capital Markets and Investor Relations
Remark Holdings, Inc.
ebharvey@remarkholdings.com
702-701-9514

Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000

(+86) 13702108000